SCHEDULE A

Portfolios Covered by the Sub-Subadvisory Agreement, dated as of June 7, 2018 between FIAM LLC

and

FMR Investment Management (UK) Limited

Portfolio	Approval Date
Strategic Advisers Conservative U.S. Equity Fund	June 7, 2018
Strategic Advisers Fidelity Core Income Fund	June 7, 2018
Strategic Advisers Fidelity Emerging Markets Fund	September 13, 2018
Strategic Advisers Large Cap Fund	June 3, 2020
Strategic Advisers Core Fund	November 2, 2020
Strategic Advisers Core Income Fund	November 2, 2020
Strategic Advisers Emerging Markets Fund	November 2, 2020
Strategic Advisers Fidelity International Fund	November 2, 2020
Strategic Advisers Growth Fund	November 2, 2020
Strategic Advisers Income Opportunities Fund	November 2, 2020
Strategic Advisers International Fund	November 2, 2020
Strategic Advisers Short Duration Fund	November 2, 2020
Strategic Advisers Small-Mid Cap Fund	November 2, 2020
Strategic Advisers Value Fund	November 2, 2020
Strategic Advisors Municipal Bond Fund	June 3, 2021

 Agreed and Accepted as of June 3, 2021

FIAM LLC                                                                                       FMR Investment Management (UK) Limited

By: /s/Casey Condron

By:  /s/Mark Flaherty

Name: Casey Condron

Name: Mark Flaherty

Title: SVP, Head of Institutional Sales & RM

Title: CIO, UK Fixed Income